Exhibit 5.1

May 30, 2013

Neenah Paper, Inc.

3460 Preston Ridge Road

Alpharetta, Georgia 30005

Re:	Registration Statement on Form S-8
Amended and Restated Neenah Paper, Inc. 2004 Omnibus Stock and
Incentive Compensation Plan.

Ladies and Gentlemen:

We have served as counsel to Neenah Paper, Inc. (the “Company”) in connection with the Company’s filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to up to 1,577,000 shares of common stock, par value $0.01 per share (the “Shares”) available for issuance pursuant to the Amended and Restated Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan Effective May 30, 2013 (the “Plan”).

In connection herewith, we have examined:

(1)                                 the Plan; and

(2)                                 the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and such other corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers or other appropriate persons of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed.  In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents.  If any documents we examined in printed, word processed or similar form has been filed with the Commission on EDGAR or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations, certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

Our opinion herein reflects only the application of the General Corporation Law of the State of Delaware.  The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is being delivered by us solely for your benefit in connection with the filing of the Registration Statement with the Commission.  We do not render any opinion except as set forth above.  By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent in each instance.

Very truly yours,

/s/ Bryan Cave LLP

Bryan Cave LLP